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                                                                   Exhibit 10.21

                            GENERAL AGENCY AGREEMENT


         THIS AGREEMENT, made July 1, 1996, between BLISS & GLENNON INC. ("Agent") and PENN-AMERICA INSURANCE COMPANY, 420 South York Road, Hatboro, Pennsylvania, 19040 ("Company").

         1. GENERAL PROVISIONS: The relationship between Company and Agent is one of independent contract based upon mutual trust, understanding, accountability and responsibility. The parties agree to comply with all applicable licensing and regulatory rules, and to conduct themselves in a professional, business-like and ethical manner at all times. This agreement supersedes any and all prior or contemporaneous agreements, representations, and understandings, written and oral, on these subjects. The undersigned signatories hereby warrant that they have full power and authority to execute this Agreement on behalf of the respective parties thereto.

         2. AGENCY MANUAL: Agent agrees to abide by the provisions of Company's Agency Manual, as published and updated from time to time (the "Manual").

         3. AUTHORITY OF AGENT: Agent is granted non-exclusive binding authority for the Company in California as specified in the Manual. This binding authority cannot be delegated.

         4. COMPENSATION: Agent will earn commissions and, if applicable, profit sharing on insurance written under this Agreement as set forth in the "Agency Performance Award/Profit Sharing Addendum."

         5. INDEMNIFICATION: Company shall indemnify, hold harmless and defend Agent, and Agent shall indemnify and hold harmless Company, from any loss, damage, judgment cost, claim or expense of any kind, including but not limited to, attorneys' fees, which either may incur or become liable due to the other's acts of omissions related to or arising out of this Agreement. Company's obligation to indemnify Agent shall be conditioned as Company receiving prompt notification of any suit or claim against Agent and being afforded the opportunity to make such investigation, settlement or defense as Company deems prudent.

         6. ARBITRATION: Any controversy or claim arising out of or related to this Agreement or its breach shall be settled by binding arbitration in Hatboro, Pennsylvania. One Arbiter shall be chosen by Company, the other by Agent and these Arbiters shall then choose an Umpire. The Arbiters and the Umpire shall be active or retired disinterested executive officers of property and casualty companies or insurance agencies. If either party fails to choose an Arbiter within thirty days following a written request from the other, the other may choose both Arbiters. If the Arbiters fail to agree on an Umpire the Umpire shall be selected in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect, which Rules shall generally govern the conduct of the arbitration except as specifically modified by this Agreement. The decision of a majority of the three shall be final, and shall be based on the customs and usages of the business and in a spirit of equity rather than of technicalities or legal requirements. The written decision of the Arbiters and the Umpire shall be delivered to Company and Agent within thirty days after all matters have been submitted for decision. Each party shall pay the expenses of its own Arbiter and one half the expenses of the Umpire, except that, in the event both Arbiters have been selected by one party,
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then each party shall pay one half of the expenses of the two Arbiters. Judgment on the award rendered in the arbitration may be entered in any court having jurisdiction thereof.

         7. ASSIGNMENT: Agent may not assign any rights or obligations under this Agreement without Company's prior written consent.

         8. SEVERABILITY: If any portion of this Agreement or its application to any circumstance is judged void or unenforceable, the remaining provisions shall not be affected, and shall be enforced to the fullest extent permitted by law.

         9. TERMINATION: This Agreement may be terminated in one of four ways:
(i) By either party on ninety (90) days advance written notice to the other.
(ii) By either party on written notice for any breach of the Agreement that has not been cured within thirty (30) days after receipt of written notice thereof.
(iii) Automatically if the Agent's insurance license is suspended or terminated in any jurisdiction. (iv) On the effective date of the sale or transfer of Agent's business, or substantially all of the business' assets, from Agent's present ownership without the Company's prior written consent.

         IN WITNESS WHEREOF, and intending to be bound, Company and Agent have executed this Agreement effective July 1, 1996.

PENN-AMERICA INSURANCE COMPANY              BLISS & GLENNON INC.


BY: /s/ John M. DiBiasi                     BY: /s/ Robert Abramson
    ----------------------------                --------------------------
        John M. DiBiasi, CPCU                       Robert Abramson, CPCU
        Executive Vice President                    President



                 **********************************************

PERSONAL GUARANTEE: If Agent is a corporation or limited liability company, the shareholder(s) or member(s), as the case may be, signing below agree to guarantee the payment of all sums due Company under this Agreement and any successors hereto.


By /s/ Robert Abramson
   -----------------------------------
         Robert Abramson, CPCU
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                                                                ADDENDUM NO. ONE


                            AGENT'S CONTRACT ADDENDUM



THIS ADDENDUM by and between PENN-AMERICA INSURANCE COMPANY (hereinafter referred to as "Company") and BLISS & GLENNON INC., hereinafter referred to as "Agent") shall, upon execution by the Company, become a part of the Agent's Agreement, between Company and Agent, dated July 1, 1996.

It is understood and agreed by the Company and Agent that the Agreement is amended as follows:

Add branch office at 12396 World Trade Drive,Suite 205, San Diego, CA   92128

Agency Code No. 2224


IN WITNESS WHEREOF, the parties intending to be legally bound execute this Addendum as follows:

IN WITNESS WHEREOF, and intending to be bound, Company and Agent have executed this Agreement effective October 14, 1996.


PENN-AMERICA INSURANCE COMPANY              BLISS & GLENNON INC.



BY: /s/ John M. DiBiasi                     BY: /s/ Robert Abramson
   -----------------------------               ------------------------------
        John M. DiBiasi, CPCU                       Robert Abramson, CPCU
        Executive Vice President                    President
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[PENN-AMERICA LOGO]
                           AGENCY PERFORMANCE AWARD /

                             PROFIT SHARING ADDENDUM


THIS ADDENDUM, effective January 1, 1996 forms part of the agreement between PENN-AMERICA INSURANCE COMPANY (hereinafter referred to as "Company" or "Penn-America") and BLISS & GLENNON INC. (hereinafter referred to as "Agent"), dated September 1, 1991.

I.       INTRODUCTION

         A. This two-part plan is designed to reward you for the manner in which you conduct your business with Penn-America and for your favorable underwriting results. Part "A" is a Performance Award and Part "B" is a policy-year loss ratio based Profit Sharing plan.

         B. Payments of your Agency Performance Award and Profit Sharing ("Agency Bonus") under this Addendum will be made in shares of stock of the Company's parent, Penn-America Group, Inc. ("PAGI") ("PAGI Stock" or "Stock") and, unless you elect otherwise, cash, in accordance with the provisions of Section IV below.


II.      HOW YOUR AGENCY QUALIFIES FOR THE PLAN

         A.       Part "A" -- (Performance Award) Eligibility

                  1) Your Agency Bonus will be paid on a 12-month basis, with criteria evaluated from January 1 forward. Agency appointments will be subject to pro-ration, rounded to whole months, during the year appointed. All calendar year determinations will be made as of December 31st.

                  2) To initially qualify you must have written at least $500,000 total calendar year premium according to Penn-America's books.

                  3) To remain eligible in succeeding calendar years, you must write at least 90 percent of the previous years' total written premium, subject to the $500,000 total premium minimum. This 90 percent requirement is waived in any year you write in excess of $1 million in premium.

                  4) You must maintain E&O coverage in conformity with the Company's standards for such coverage.

                  5)       You agree that the Company's records are final.
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         B.       Part "B" -- (Profit Sharing) Eligibility

                  1) The same as 1) through 5) in Part "A" except that there is a two-year waiting period for eligibility owing to loss development.

                  2) If you satisfy all above requirements, you are eligible for your first payment by June 1 of the second year following the year of initial eligibility.

III.     THE PLAN

         A.       Part "A" -- Performance Award

                  This is based on a calendar year evaluation:

                            Criteria                      Standards to be Met                                     Value of
                            --------                      -------------------                                     --------
                                                                                                                  Agency
                                                                                                                  ------
                                                                                                                  Bonus
                                                                                                                  -----
                   1)      Policy Issuance       At least 90% of policies are received by Penn-America no         $1,000
                                                 later than 35 days after effective date with no policies
                                                 received later than 60 days after the effective date.  Our binder procedures must be followed.

                   2)      Inspection            At least 75% of inspections are received by Penn-America         $   500
                           Timeliness            no later than 50 days after the policy effective date,
                                                 with no inspections received
                                                 later than 75 days after the
                                                 policy effective date. Our
                                                 policy inspection guidelines
                                                 must be followed.

                   3)      Premium Audit         At least 90% of responses to Penn-America's premium audit        $   500
                           Responsiveness        letters are received by the Company no later then 65 days
                                                 after the date of the letter,
                                                 with no responses received
                                                 later then 75 days after the
                                                 date of the letter.

                   4)      Statement             a)      All statement payments received by due date (based       $ 1,000
                           Payment                       upon your statement per Agency Contract with no
                                                         unauthorized credits taken).  If the due date
                                                         falls on a weekend or holiday, the next working
                                                         day will be considered due date.  Wire transfers
                                                         received by due date will be acceptable if there
                                                         is a mailing problem.

                                                 b)      Agent sends Account Current in acceptable                 $  500
                                                         electronic format.                                        One-time
                                                                                                                   Payment


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
                            Criteria                      Standards to be Met                                     Value of
                            --------                      -------------------                                     --------
                                                                                                                  Agency
                                                                                                                  ------
                                                                                                                  Bonus
                                                                                                                  -----
                   5)      Production Increase   Over 25% increase in written premium vs. prior calendar          $2,000
                           Over Prior Calendar   year.
                           Year

                                                 THE CALCULATION OF WRITTEN
                                                 PREMIUM FOR EACH YEAR WILL BE
                                                 DONE ON MARCH 31 OF THE
                                                 FOLLOWING YEAR.



                   6)      Penn-America Audit    Audits conducted by Penn-America rated as "Acceptable."          $  500
                           of Agency
                                                 (Internal at Penn-America or at
                                                 Agent's office; if no audit is
                                                 conducted, there is no award.)

                                                 Penn-America will inform Agency
                                                 principals after audit
                                                 completion and will follow-up
                                                 with details concerning: file
                                                 documentation; completeness of
                                                 applications; risk selection;
                                                 pricing; completeness and
                                                 timeliness of inspections and
                                                 follow-ups; amount of policies
                                                 generating additional premiums
                                                 and size of additional
                                                 premiums; amount of policies
                                                 placed in direct collection;
                                                 late policy binders; other
                                                 relevant underwriting data.


         B.       Part "B" -- Profit Sharing

                  1)       This is based on a policy year evaluation.

                           General Liability Business will be evaluated at the end of the second, third, and fourth years after the close of the policy year in question. At the end of each such year, you will receive one-third (1/3) of the amount of the profit sharing payment for that year based on the profit calculation formula. There will be a separate calculation each year of which you will receive one-third (1/3). This way, your profit participation traces the loss development of your business.

                           - General Liability Business is defined as monoline liability, garage liability and
                                    Section II of commercial multi peril,
                                    including professional classes and Increased
                                    General Liability Limits.


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                           Property Business will be evaluated at the end of the
                           second and third years after the policy year, at the end of each of which you will receive one-half (1/2) of the profit sharing payment for that year.

                           - Property Business is defined as monoline fire and allied lines, inland marine, and
                                    Section I (fire and allied lines) of
                                    commercial multi peril.

                           Eligible Lines of Business shall mean all lines of insurance business and types of risks that Agent is authorized to write, produce, bind, or solicit for or on behalf of the Company, as defined in the Agency Manuals and not otherwise excluded.

                  2) Your loss ratio is calculated on a policy-year basis, earned to incurred. Incurred losses are indemnity paid, reserves, and loss adjustment expenses.

                  3) Your profit sharing will be calculated for each policy year as of March 31; if you qualify, you will be paid by June 1.

                  4) The profit calculation is simple: Earned policy year premium minus commission paid times positive difference between the Company's Desired Loss Ratio and your Agency's actual loss ratio equals profit. One-half of that amount is the value of the profit sharing portion of your Agency Bonus. Penn-America reserves the right to review and change the Company's Desired Loss Ratios from time to time at its sole discretion.

                  5) Because the policy-year formula is used, there is no need for loss carry forwards or stop losses -- each year stands alone.

                  6) The current annual "Company's Desired Loss Ratios" are:

                           Class of Business                      Pay Out Year            Loss Ratio
                           -----------------                      ------------            ----------
                           CMP and Garage Liability               1st Year                   25.00%
                           Monoline General Liability             1st Year                   17.50%

                           CMP and Garage Liability               2nd Year                   35.00%
                           Monoline General Liability             2nd Year                   22.50%

                           CMP and Garage Liability               3rd Year                   45.00%
                           Monoline General Liability             3rd Year                   35.00%

                           Property Business                      1st Year                   50.00%
                           Property Business                      2nd Year                   55.00%


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GENERAL LIABILITY EXAMPLE:

   General Liability for Policy Year 1996 - General Liability Written Premium
                                Volume $800,000
                   (CMP Liability Written Premium = $300,000)
                 (Monoline Liability Written Premium = $500,000)

                                                                       Profit Calculation:
                                                                       (Subtract commission paid from earned     Per Year
1996                                                                   premium; multiply by difference between   Pay Out Value
Policy Year      Class                  Company        Agency          Company Desired Loss Ratio and Agency     (1/3 of 1/2) of
Valued           Of                     Desired        Actual          Actual Loss Ratio; divide by half to      expected
As Of            Business               Loss Ratio     Loss Ratio      establish value of Agency portion)        profit
-----            --------               ----------     ----------      ----------------------------------        ------
3/31/98*         CMP and Garage         25%            15%             Earned Premium = $300,000                 $4,000
                 Liability                                             -$60,000 commission paid
                                                                       $240,000 x 10% = $24,000
                                                                       $24,000 / 2 = $12,000

                 Monoline General       17.5%          10%             Earned Premium = $500,000                 $5,000
                 Liability                                             -$100,000 commission paid $400,000 x
                                                                       7.5% = $30,000 $30,000 / 2 = $15,000

*Note:  First Year Liability loss ratio below 10% will be evaluated as if 10%.


                 CMP and Garage         35%            20%             Earned Premium = $300,000                 $6,000
                 Liability                                             -$60,000 commission paid
3/31/99*                                                                $240,000 x 15% = $36,000
                                                                       $36,000 / 2 = $18,000

                 Monoline General       22.5%          17%             Earned Premium = $500,000                 $3,666
                 Liability                                             -$100,000 commission paid $400,000 x
                                                                       5.5% = $22,000
                                                                       $22,000 / 2 = $11,000
*Note:  Second Year Liability loss ratio below 15% will be evaluated as if 15%.


3/31/2000*       CMP and Garage         45%            30%             Earned Premium = $300,000                 $6,000
                 Liability                                             -$60,000 commission paid $240,000 x 15%
                                                                       = $36,000
                                                                       $36,000 / 2 = $18,000

                 Monoline General       35%            27.5%           Earned Premium = $500,000                 $5,000
                 Liability                                             -$100,000 commission paid $400,000 x
                                                                       7.5% = $30,000
                                                                       $30,000 / 2 = $15,000

*Note:  Third Year Liability loss ratio below 25% will be evaluated as if 25%.

                             Total 3-year Value of General Liability Pay Out for Policy Year 1996:              $29,666
                                                                                                                =======


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PROPERTY EXAMPLE:

    Property for Policy Year 1996 - Property Written Premium Volume $700,000

                                                 Profit Calculation:
                                                 (Subtract commission paid from earned premium; multiply by   Per Year
1996             Company         Agency          difference between Company Desired Loss Ratio and Agency     Pay Out Value
Valued           Desired         Actual          Actual Loss Ratio; divide by half to establish value of      (1/2 of 1/2) of
As Of            Loss Ratio      Loss Ratio      Agency portion)                                              expected profit
-----            ----------      ----------      ----------------------------------------------------------   ---------------
3/31/98*         50%             40%             Earned Premium = $700,000                                    $14,000
                                                 -$140,000 commission paid
                                                 $560,000 x 10% = $56,000
                                                 $56,000 / 2 = $28,000

3/31/99*         55%             45%             Earned Premium = $700,000                                    $14,000
                                                 -$140,000 commission paid
                                                 $560,000 x 10% = $56,000
                                                 $56,000 / 2 = $28,000

*Note:  First and Second Year Agency Property loss ratio below 40% will be evaluated as if 40%

                                 Total 2-year Value of Property Pay Out for Policy Year 1996:                 $28,000
                                                                                                              =======

VALUE OF TOTAL PROPERTY AND GENERAL LIABILITY PAY OUT FOR POLICY YEAR 1996:                                   $57,666
                                                                                                              =======


         The above examples only reflect calculations and payments on the 1996 policy year. It is possible that you may be paid on more than one policy-year statement in a given year as calculations for subsequent policy-year statements are made assuming you maintain eligibility each year.

         Example: In 2000 you could be paid profit sharing payments based upon property experience from policy years 1997 and 1998 and general liability experience of policy years 1996, 1997, and 1998.



IV.      PAYMENTS TO YOU UNDER THE PLAN

         A.       Allocation of Agency Bonus between stock and cash:

                  1) 33 1/3% of your Agency Bonus will be distributed in shares of PAGI Stock, rounded up to the nearest even share.

                  2) For purposes of the calculation the PAGI Stock will be valued as of the median between the bid and asked price for the Stock as of the March 31 profit sharing calculation date. If the stock markets are closed on that date, the valuation will be made on the same basis as of the nearest previous business day.


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[PENN-AMERICA LOGO]

                  3) You may, at your option, exercisable by written notice to the Company received by us on or before March 15, take either 50%, 75%, or 100% of your Agency Bonus in shares of PAGI stock.

                  4) Notwithstanding the above, if the value of your Agency Bonus is less than $2,500, payment of the Agency Bonus will be made entirely in cash.

         B.       Payment due date:

                  1)       Your Agency Bonus will be distributed to you by June
                           1.

                  2) Shares of stock distributed to you will be delivered free of all commissions and transaction costs.

         C. Your Agency Bonus will be subject to income tax in accordance with applicable IRS laws and regulations. Stock distributed to you under the Plan may not be sold until after August 1 of the same year, and will be legended accordingly.

V.       TERMINATION

         A. If your Agency Agreement is terminated by either party, the program also terminates, with the final calculation and pro-rata payment made at June 1 of the following year.

         B. The plan may be terminated or amended by us at any time without cause, but existing obligations will be honored.

         C. Profit Sharing Upon Termination. Upon termination of this Addendum for any reason:

                  1) Before the end of a full calendar year, its terms and conditions shall apply to all prior calendar years in which this Addendum was in effect, without proration and without allowance for the portion of the year in which this Addendum was terminated; and

                  2) The Agency's right to Profit Sharing shall cease on December 31 of the year preceding the year in which termination is effective, notwithstanding the continuance in force and effect of any unexpired policies or binders after such calendar year.

                  3) In the event of termination of the General Agency Agreement by either party, this Addendum shall terminate simultaneously and the Agency shall not be eligible for Profit Sharing in the termination or succeeding years.

         D. If the AGENCY AGREEMENT is terminated by us because of a breach of its terms by you and/or in accordance with any of the terms of paragraphs 10(iii) or (iv), there shall be no further calculations made, nor award/profit sharing payments made.


                                                                          Page 7
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VI.      GENERAL

         A. This Performance Award/Profit Sharing Program constitutes the entire and exclusive agreement between Company and Agency on the subjects of performance awards and profit sharing (contingent commissions), and supersedes any and all prior or contemporaneous agreements, representations, and understandings, written and oral, on these subjects. The undersigned signators hereby warrant that they have full power and authority to execute this Addendum on behalf of the respective parties thereto.

IN WITNESS WHEREOF, this Addendum has been executed in duplicate by the parties hereto.

DATE:    June 14, 1996


PENN-AMERICA INSURANCE COMPANY              BLISS & GLENNON INC.



BY: /s/ John M. DiBiasi                     BY: /s/ Robert Abramson
    ---------------------------                 ------------------------------
        John M. DiBiasi, CPCU                       Robert Abramson, CPCU
        Executive Vice President                    President


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